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                                                                     EXHIBIT 5.1





                                                              June 29, 2001

Voxware, Inc.
168 Franklin Corner Road
Lawrenceville, New Jersey 08648

Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 5,570,000 shares of the common stock, $.001 par value per share (the "Shares"), of Voxware, Inc., a Delaware corporation (the "Company"). All of the Shares are being registered on behalf of a certain stockholder of the Company (the "Selling Stockholder") and are comprised of 514,000 shares of common stock currently held by the Selling Stockholder, 2,142,000 shares of common stock that may be issued upon the exercise of the 2001 Warrant (as defined below) currently held by the Selling Stockholder and 2,914,000 shares that may be issued upon the exercise of Additional Share Warrants and Remedy Warrants that may be issued in the future by the Company to the Selling Stockholder in accordance with the terms of the 2001 Stock Purchase Agreement (as defined below) and the related Registration Rights Agreement.

         We have acted as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the resolutions of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, that certain Securities Purchase Agreement (the "2001 Stock Purchase Agreement"), dated April 19, 2001, by and between the Company and the Selling Stockholder, and that certain Common Stock Purchase Warrant (the "2001 Warrant"), dated April 19, 2001, by and between the Company and the Selling Stockholder.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New Jersey, the Delaware General Corporation Law and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the 2001 Stock Purchase Agreement and the 2001 Warrant, as applicable, will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                                 Very truly yours,


                                                 /s/ HALE AND DORR LLP
                                                 HALE AND DORR LLP